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                                  EXHIBIT 99(a)

                   TEAM, INC. 1998 INCENTIVE STOCK OPTION PLAN





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                                   TEAM, INC.

                        1998 INCENTIVE STOCK OPTION PLAN


         The following Team, Inc. 1998 Incentive Stock Option Plan (the "Plan") has been adopted by the Board of Directors of Team, Inc. effective beginning on January 29, 1998 subject to approval by the shareholders of the Company no later than twelve months following the adoption by the Board.

         1. Purpose. The Plan is intended to advance the interests of Team, Inc. (the "Company"), its shareholders, and its subsidiaries by encouraging and enabling selected key employees of the Company upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and/or increase and retain a proprietary interest in the Company by ownership of its stock.

         2. Definitions.

                  (a) "Act" means the Securities Exchange Act of 1934, as amended.

                  (b) "Affiliates" means, except to the extent otherwise not permitted under Section 424(f) of the Code, any one or more corporations which are members of a "parent-subsidiary controlled group" as such term is defined in Section 1563(a)(1) of the Code, except that "at least 50 percent" shall be substituted for "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" means the Compensation Committee, or such other committee as designated by the Board of Directors, vested with authority for administration of the Plan by the Board pursuant to Paragraph 3.

                  (f) "Common Stock" means the Company's $0.30 par value common stock.

                  (g) "Date of Grant" means the date on which an Option is granted under the Plan.

                  (h) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (i) "Exercise Price" means the value per share of Common Stock that is equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the last date preceding the Date of Grant on which sales of the Common



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         Stock occurred on the American Stock Exchange or other primary market or exchange on which the Common Stock traded.

                  (j) "Fair Market Value" means the closing price of the Common Stock reported on the composite tape or other reporting medium (for securities listed on the American Stock Exchange or other primary market or exchange on which the Common Stock is traded) as of the relevant date; provided, however, that if the Common Stock does not trade on the relevant date, such price shall be determined based upon the closing price of the Common Stock on the next preceding date on which trades occurred; and provided further, however, that should the primary market or exchange on which the Common Stock is traded adopt a continuous twenty-four hour trading policy, "Fair Market Value" for purposes of this Plan shall mean the price of the Common Stock on the last trade prior to 4:30 p.m., New York time, on any relevant date.

                  (k) "Option" means an option granted under the Plan.

                  (l) "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

                  (m) "Successor" means the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

                  (n) "Term of Plan" means that period which commences January 29, 1998, and terminates on January 28, 2008, or such earlier date as the Board hereafter determines.

                  (o) "Termination of Employment" of an Optionee means the cessation of such Optionee's relationship as an employee of the Company or Affiliate (for federal tax purposes).

         3. Administration of Plan. The Plan shall be administered by the Committee of two or more members. The Committee shall report all action taken by it to the Board. Except when the Board determines otherwise, the Committee shall consist of the members of the Compensation Committee of the Board of Directors. All members of the Committee shall qualify as both "non-employee directors," as defined in Rule 16b-3(b)(3) promulgated under the Act and "outside directors" within the meaning of Section 162(m) of the Code. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the key employees to whom and the time or times at which Options shall be granted and the number of shares of Common Stock covered by each Option; to construe and interpret the Plan; to determine and interpret the terms and provisions of the respective option agreements, which need not be identical as between Optionees, including, but without limitation, terms covering the payment of the Option price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.


                                       2.

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         4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 500,000, subject to adjustment under the provisions of Paragraph 7. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.

         5. Participants. Options may be granted under the Plan to any person who is a key employee of the Company or Affiliate selected by the Committee for participation in this Plan.

         6. Option Agreements. Any Option granted under this Plan shall be evidenced by an agreement ("Option Agreement"), which shall be approved as to form and substance by the Committee. Each such Option Agreement shall be executed by an officer of the Company and the applicable Optionee. All Options and Option Agreements granted under the provisions of this Plan shall be subject to the following limitations and conditions:

                  (a) Option Price. The Option price per share with respect to each Option shall be the Exercise Price.

                  (b) Period of Option. The expiration date of each Option shall be fixed by the Committee at the Date of Grant, subject to subsequent extension from time to time by the Committee, but in no event shall the expiration date be fixed on or extended to a date which is later than ten years from the Date of Grant.

                  (c) Holding Period. No Common Stock issued pursuant to exercise of an Option granted pursuant to this Plan may, unless the Committee determines otherwise, be sold, transferred, assigned or otherwise disposed of within six months following the Date of Grant of the Option. However, for purposes of a qualifying disposition under
         Section 422 of the Code, such Common Stock should not be disposed of within two years following such Date of Grant or one year following the issuance of such Common Stock.

                  (d) Shareholder Rights. Neither an Optionee nor his Successor shall have any of the rights of a shareholder of the Company by reason of holding an Option, and such shareholder rights will not exist until the certificates evidencing the shares of Common Stock purchased under the Option are properly delivered to such Optionee or his Successor.

                  (e) Exercise of Option. Each Option shall be exercisable from time to time over a period commencing on the Date of Grant and ending upon the expiration or termination of the Option; provided, however, the Committee may, by the provisions of any Option Agreement, postpone in whole or in part the vesting or exercisability of the Option and limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable. Payment of the Exercise Price for shares of Stock purchased under this Plan shall be made in full

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         and in cash or by certified or cashier's check made payable to the
         Company or a combination thereof. However, the Committee in its discretion may allow payment for shares of Stock purchased under any Option or limited part thereof to be made in whole or in part in Common Stock which has been owned by the Optionee for any period prescribed by the Committee prior to the exercise. In the event that Common Stock is utilized in consideration for the purchase upon the exercise of an Option, then such Common Stock shall be valued at the Fair Market Value on the date of exercise. Exercise of an Option shall not be effective until the Company has received written notice of exercise. Such notice must specify the number of whole shares to be purchased and be accompanied by payment in full of the aggregate Exercise Price for the number of shares purchased. The Company shall not in any case be required to sell, issue, or deliver a fractional share with respect to any Option.

                  (f) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution. Each Option shall be exercisable, during the Optionee's lifetime, only by such Optionee. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process.

                  (g) Termination of Employment. Except as provided in subparagraph (h) below, upon an Optionee's Termination of Employment his Option privileges shall be limited to the shares which were immediately purchasable by him at the date of such termination, and such Option privileges shall be exercisable by such Optionee for three months after the date of such termination, at which time such Option shall expire. The Committee may, by the terms of the Option Agreement, provide for a longer period of six months instead of the three months provided in the preceding sentence for longer term employees. The granting of an Option to an eligible person does not alter in any way the Company's existing rights to terminate such person's employment at any time for any reason, nor does it confer upon such person any rights or privileges except as specifically provided for in the Plan.

                  (h) Death of Optionee. If an Optionee dies while in the employ of the Company, such Optionee's Option to purchase the total number of the shares covered by the applicable Option Agreement shall thereupon become fully exercisable and shall remain exercisable by the Optionee's Successor until the close of the business day on or immediately preceding the first annual anniversary date of the Optionee's death, at which time such Option shall expire.

                  (i) Additional Limitations for Incentive Stock Options. Options to be granted under the Plan are intended to qualify as "incentive stock options" as defined in Section 422 of the Code. No Options shall be granted to any Participant who is not eligible to receive incentive stock options as provided in Section 422 of the Code. No Options shall be granted to any Participant if, immediately before the grant of an Option, such Participant owns more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates (as determined in accordance with the stock attribution rules contained in Section 424(d) of the Code). Provided, the preceding sentence shall not apply if at the time the Option is granted, the Option

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         Price is increased to an amount equal to 110 percent of the Fair Market
         Value and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which Options are exercisable for the first time by any Participant during any calendar year (under all incentive stock option plans qualified under Section 422 of the Code sponsored by the Company or any Affiliate) shall not exceed
         $100,000.00.

         7. Adjustments.

                  (a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the Option price per share.

                  (b) In the event that the Board shall adopt resolutions recommending the dissolution or liquidation of the Company, any Option granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Option as to all or any part of the shares covered thereby, including shares as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time.

                  (c) In the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization, then

                           (i) If there is no plan or agreement respecting the
                  Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the shares under outstanding and unexercised stock options for securities of another corporation, then the Committee shall take such action, and the Options shall terminate, as provided in subparagraph (b) of this Paragraph 7; or


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                           (ii) If there is a Reorganization Agreement and if
                  the Reorganization Agreement specifically provides for the change, conversion, or exchange of the shares under outstanding and unexercised stock options for securities of another corporation, then the Committee shall adjust the shares under such outstanding and unexercised stock options (and shall adjust the shares remaining under the Plan which are then available to be optioned under the Plan, if the Reorganization Agreement makes specific provision therefor) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such stock and such Options.

                  (d) The term "Reorganization" as used in subparagraph (c) of this Paragraph 7 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization. The provisions of Paragraph 7(c) above shall comply with Section 424(a) of the Code except to the extent the Committee determines otherwise.

                  (e) Adjustments and determinations under this Paragraph 7 shall be made by the Committee, whose decisions shall be final, binding, and conclusive.

         8. Restrictions on Issuing Shares. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Without limiting the foregoing, the Company will not be obligated to sell any Shares hereunder unless the Shares are at the time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws. The Optionee shall make such investment representations to the Company and shall consent to the imposition of such legends on the stock certificates as are necessary, in the opinion of the Company's counsel, to secure to the Company an appropriate exemption from applicable securities laws.

         9. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.


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         10. Amendment, Suspension, and Termination of Plan.

                  (a) The Board shall have complete discretionary authority and power to amend, suspend or terminate the Plan at any time, subject to the following provisions:

                  (b) An amendment increasing the number of shares of Common Stock provided in Paragraph 4 above, may not be made without shareholder approval.

                  (c) The Board may not, without the relevant Optionee's written consent, modify the terms and conditions of an Option previously granted under the Plan.

                  (d) No amendment, suspension or termination of the Plan shall, without the relevant Optionee's written consent, alter, terminate or impair any right or obligation under any Option previously granted under the Plan.

                  (e) Unless previously terminated, the Plan shall terminate with respect to the issuance of any new Options, and no more Options may be granted after January 28, 2008. The Plan shall continue in effect with respect to Options granted before termination of the Plan until such Options have been settled, terminated, or forfeited.






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